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                                                                     Exhibit 4.1

                            ARMSTRONG HOLDINGS, INC.
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                                STOCK AWARD PLAN
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1.  Purpose

          The purpose of the Plan is to enable the Company to promote the long-term, continuing success of the Company by providing a portion of the compensation for officers, directors and key employees in shares of Common Stock pursuant to the terms of the Plan. The Plan is designed to: (i) encourage stock ownership by Participants to further align their interest in increasing the value of the Company; and (ii) to assist in the attraction and retention of officers, directors and key employees vital to the Company's success.

2.  Administration

          The Plan shall be administered by the Committee; provided, however, that the Board shall administer the Plan as it relates to the terms, conditions and grant of awards to non-employee directors. The Committee shall have responsibility to interpret conclusively provisions of the Plan and to decide all questions of fact arising in its application. Determinations made with respect to any individual Participant shall be made without participation by that Participant in such determination. All determinations by the Committee shall be final and binding.

3.  Participants

          Participation in the Plan shall be limited to officers, who may also be members of the Board, and other key employees of the Company and its subsidiaries, and directors who are not employees.

4.  Shares Subject to Plan

          Up to 750,000 issued shares of Common Stock reacquired by the Company and held in treasury may be used in this Plan. The number of shares reserved pursuant to this Section 4 shall be subject to adjustment as provided in Section
8.2 of the Plan. No fractional shares shall be issued under the Plan. In the event any shares issued pursuant to an Award under the Plan are forfeited for any reason, such shares shall again be available for issuance pursuant to other Awards under the Plan. Furthermore, shares of Common Stock that are tendered or withheld in satisfaction of tax withholding obligations arising from any award shall be available for issuance under the Plan.
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5.  Awards

          The Committee may grant Restricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. The Committee may also grant Stock Awards. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition and retention of officers, directors and key employees vital to the Company's success and may be issued independent of or in lieu of other compensation payable to a Participant. The Committee may, in its sole discretion, require a Participant to deliver consideration in form of services or cash as a condition to the grant of a Restricted Stock Award or Stock Award.

6.  Terms of the Awards

    6.1  Restricted Stock Award and Stock Award Agreements

          Each Restricted Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such award is granted. A Stock Award will be evidenced by a written agreement in the event that the Committee determines that an agreement is appropriate. The agreement shall specify the number of shares awarded, the terms and conditions of the award and, in the case of a Restricted Stock Award, the Restriction Period and the consequences of forfeiture.

    6.2  Awards and Certificates

          Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant. Certificates evidencing Restricted Stock Awards shall be held in custody by the Company or the Company shall maintain a book entry account until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award to which the restrictions have lapsed or been waived.

    6.3  Restriction Period

          At the time a Restricted Stock Award is made, the Committee shall establish a period of time (the "Restriction Period") applicable to such award during which the shares of restricted stock are subject to the risk of forfeiture and the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise dispose of such shares during the period when such restrictions are in place. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.
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     6.4  Other Terms and Conditions of Restricted Stock Awards

          Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

          (a) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

          (b) The Committee, in its sole discretion, shall establish the method of distribution of cash dividends paid with respect to Common Stock subject to a Restricted Stock Award by directing that the Company either:

                 (i) reinvest the cash dividends to purchase additional shares of Common Stock that shall be subject to the same terms, conditions and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued; or

                 (ii) issue a cash payment in an amount equal to the cash
                      dividends declared on the Restricted Stock Award.

          (c) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, upon termination of a Participant's employment, all shares subject to restriction shall be forfeited by the Participant.

    6.5  Termination of Employment

          (a) In the event a Participant terminates employment during the Restriction Period by reason of death or Disability, restrictions shall lapse on all shares subject to restriction at the time of such termination.

          (b) In the event a Participant terminates employment during the Restriction Period by reason of Retirement, restrictions shall lapse on a proportion of any shares subject to restriction at the time of such Retirement. Any applicable Restriction Period shall continue in effect, but in no event beyond the end of the three-year period following the Participant's Retirement. The number of shares upon which the restrictions shall lapse shall be prorated for the number of months of employment during the Restriction Period prior to the Participant's termination of employment.

          (c) If a Participant terminates employment for any reason other than death, Disability, or Retirement, the Participant shall forfeit all shares subject to restriction.

          (d) Notwithstanding Sections 6.5(a), 6.5(b), and 6.5(c), in the event a Participant's employment is terminated under special circumstances, the
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               Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

    6.6  Change in Control Provisions

         In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

7.  Tax Withholding and Deferral of Payment

    7.1  Tax Withholding

         (a) The Company may withhold from any payment of Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's Social Security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of a Restricted Stock Award or a Stock Award. The Company shall have the right to require the payment of any such taxes before issuing Common Stock pursuant to the award.

         (b) At the discretion of the Committee, share tax withholding may be included as a term of any grant of an award.

         (c) Share tax withholding shall entitle the Participant to elect in advance of the end of the Restriction Period to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan by requesting that the Company either:

              (i) withhold shares of Common Stock otherwise issuable to the Participant; or

              (ii) accept delivery of shares of Common Stock previously owned by the Participant.

              In either case, the Fair Market Value of such shares of Common Stock will generally be determined on the date following the Restriction Period.

         (d) Notwithstanding any other provision hereof to the contrary, the Committee, in its sole discretion may at any time suspend, terminate, or disallow any or all entitlements to share tax withholding previously granted or extended to any Participant.
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    7.2  Deferral of Payment

          At the discretion of the Committee, a Participant may be offered the right to defer the receipt of all or any portion of the Common Stock distributable to such Participant with respect to Restricted Stock Awards. Such right shall be exercised by execution of a written agreement by the Participant prior to the expiration of the applicable Restriction Period. Upon any such deferral, the number of shares of Common Stock subject to the deferral shall be converted to stock units and a stock unit account shall be maintained by the Company on behalf of the Participant. Such stock units shall represent only a contractual right and shall not represent any interest in or title to Common Stock. Such units shall earn dividend equivalents. All other terms and conditions of deferred payments shall be as contained in said written agreement.

8.  General Provisions

    8.1  Definitions

          The capitalized terms as used in the Plan shall have the meaning set forth in this Section 8.1.

          (a)  Board - The Board of Directors of the Company.

          (b) Change in Control - A situation where (i) any "person" acquires "beneficial ownership" of 28% or more of the then outstanding "voting stock" of the Company and within five years thereafter "disinterested directors" no longer constitute at least a majority of the Board or (ii) a "business combination" with an "interested shareholder" occurs which has not been approved by a majority of "disinterested directors." For the purpose of this subsection, the terms "person," "beneficial ownership," "voting stock," "disinterested director," "business combination," and "interested shareholder" shall have the meaning given to them in
               Article 7 of the Company's Articles of Incorporation.

          (c) Code - Internal Revenue Code of 1986, as amended, including any successor law thereto.

          (d) Committee - The Management Development and Compensation Committee of the Board or the full Board, as the case may be.

          (e) Common Stock - Common Stock of the Company of the par value of $1.00 per share.

          (f)  Company - Armstrong Holdings, Inc., including any successor thereof.
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          (g)  Disability - Total and permanent disability within the meanings of Section 22(e)(3) of the Code.

          (h) Participant - Any officer, director or key employee who has met the eligibility requirements set forth in Section 3 hereof and to whom a grant has been made and is outstanding under the Plan.

          (i)  Plan - This Restricted Stock Plan.

          (j) Restriction Period - The period of time during which shares issued pursuant to an Award are subject to forfeiture pursuant to the Plan and an Award agreement and during which the Participant shall not be permitted to sell, assign, transfer, pledge, or otherwise dispose of such shares.

          (k) Restricted Stock Award - The award of Common Stock granted to a Participant which is subject to a Restriction Period.

          (l) Retirement - Termination from employment with the Company after the Participant has attained age 55 and has completed five years of service with the Company or termination of employment under circumstances which the Committee deems equivalent to retirement.

          (m) Stock Award - The award of Common Stock granted to a Participant which is not subject to a Restriction Period.

    8.2  Adjustment in Number of Shares

          The number of shares of Common Stock specified in Section 4 to be reserved for the purposes of the Plan and the number of shares subject to awards under the Plan shall be adjusted by the Committee at such time and in such manner as the Committee, in its discretion, may determine to be appropriate to give effect to any subdivision or combination of the outstanding shares of Common Stock into a greater or lesser number of shares, stock dividend, reclassification of shares, reorganization, merger, consolidation, exchange of shares, change in par value, or other change in the capitalization.

    8.3  No Right to Employment

          Nothing contained in the Plan, nor in any award pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries (including with respect to continuance of any officer position [or directorship]), nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.
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    8.4  Nontransferability

          A Participant's rights under the Plan, including the right to any shares or amounts payable, may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution.

    8.5  Compliance with Government Regulations

         (a) The Company shall not be required to issue or deliver shares upon any Award granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

         (b) The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

    8.6  Rights as a Shareholder

         Except as provided in Section 6.4 hereof, the recipient of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to such recipient or such shares are represented by book entry in the name of such recipient.

    8.7  Termination of Employment - Certain Forfeitures

         Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, which shall apply in all events) and except for Restricted Stock Awards which would otherwise be free of restrictions and the receipt of which has been deferred pursuant to Section 7.2, a Participant shall have no right to receive payment of any Restricted Stock Award or Stock Award if: (i) the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion; or (ii) if within a period of three years following the Participant's termination of employment with the Company , the Participant engages in any business or enters into any employment which the Committee in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company's financial interest (the occurrence of an event described above in (i) or (ii) of this Section 8.7 shall be referred to herein as "Injurious Conduct"). Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to the delivery or vesting of Common Stock pursuant to a Restricted Stock Award or a Stock Award during the 12 month period prior to the Participant's termination of employment with the Company or during the 24 months following the Participant's termination of employment, then the Committee, in its sole discretion, may require the Participant to return or forfeit the Common Stock received with respect to such award (or its economic value as of (i) the date immediately following the end of the Restricted Period
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for Restricted Stock Awards; and (ii) the date of grant with respect to Stock
Awards) in the event that the Participant engages in Injurious Conduct. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would constitute Injurious Conduct. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described. The Committee's right to require the return of Common Stock (or its economic value) under this Section 8.7 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require such return but in no event later than 24 months after the Participant's termination of employment with the Company.

    8.8  Amendment and Discontinuance

         The Company reserves the right to amend, modify, suspend or terminate the Plan at any time by action of the Board, provided that such action shall not adversely affect any Participant's rights under the provisions of the Plan with respect to Awards which were made prior to such action.

    8.9  Effective Date and Duration

         The Plan shall become effective July 24, 2000. The Plan shall remain in effect until the earlier of the grant of all shares of Common Stock reserved for awards under the Plan or the discontinuance of the Plan under Section 8.8.